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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                             Internet HOLDRs_ Trust
                                yet-to-be-formed
                     [Issuer with respect to the receipts]


               Delaware                                13-5674085
(State of incorporation or organization)            (I.R.S. Employer
                                                   Identification No.)

             250 Vesey Street
            New York, New York                           10281
 (Address of principal executive offices)             (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered:                each class is to be registered:

       Internet HOLDRs                       American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration file number to which this form relates:

     333-78575

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED



Date: September 14, 1999       By:  /s/ Stephen G. Bodurtha
                                    ----------------------------------------
                                 Name: Stephen G. Bodurtha
                                 Title:  Attorney-in-Fact
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

       The description of the 1,000,000,000 Depositary Receipts to be issued by the Internet HOLDRs Trust (the "Internet HOLDRs") to be registered hereunder is set forth under the caption entitled "Description of the Internet HOLDRs" in the registrant's prospectus dated September 3, 1999, which description is hereby incorporated by reference. The registrant filed the prospectus with the Securities and Exchange Commission on September 8, 1999 as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-78575.

Item 2.   Exhibits.

     1. Form of Depositary Trust Agreement is set forth as Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-78575) (the "Registration Statement") and is incorporated herein by reference.

     2. Form of Internet HOLDRs is set forth as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.